      As filed with the Securities and Exchange Commission on September 12, 2001
                                                   Registration No. 333-________
================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                               -------------------

                       INTERTRUST TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                   52-1672106
     (State or other jurisdiction                        (IRS Employer
   of incorporation or organization)                   Identification No.)

                            4750 Patrick Henry Drive
                          Santa Clara, California 95054
                                 (408) 222-6100
               (Address of principal executive offices) (Zip Code)

                               -------------------

         ZERO GRAVITY TECHNOLOGIES CORPORATION 2000 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                               -------------------

                                  Victor Shear
                Chief Executive Officer and Chairman of the Board
                       InterTrust Technologies Corporation
                            4750 Patrick Henry Drive
                          Santa Clara, California 95054
                     (Name and address of agent for service)
                                 (408) 222-6100
          (Telephone number, including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                            Amount       Proposed Maximum    Proposed Maximum      Amount of
                                            to be         Offering Price    Aggregate Offering   Registration
Title of Securities to be Registered     Registered(1)      per Share(2)         Price(2)             Fee
------------------------------------     -------------   ----------------   ------------------   ------------
Zero Gravity Technologies Corporation
2000 Stock Incentive Plan
-------------------------
   Options to purchase Common Stock         60,106             N/A                 N/A                N/A
   Common Stock (par value $0.001)       60,106 shares       $1.135            $68,220.31           $17.05
=============================================================================================================

1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Zero Gravity Technologies Corporation 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of InterTrust Technologies Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of InterTrust Technologies Corporation, as reported on the Nasdaq National Market on September 7, 2001.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         InterTrust Technologies Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K and Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000;

         (b)      (1)   The Registrant's Quarterly Report on Form 10-Q for the
                        fiscal quarter ended March 31, 2001;

                  (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001;

         (c) The Registrant's Current Reports on Forms 8-K filed with the SEC on May 1, 2001, June 12, 2001, June 27, 2001 and July 26,
                  2001; and

         (d) The Registrant's Registration Statement No. 000-27287 on Form 8-A filed with the SEC on September 9, 1999, together with all subsequent amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit indemnification under limited circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the "1933 Act"). Article VI, Section 6.1 of Registrant's bylaws provides for mandatory indemnification of Registrant's directors, officers, and employees to the maximum extent permitted by the Delaware General Corporation Law. Registrant's sixth amended and restated certificate of incorporation provides that Registrant's officers and directors shall not be liable for monetary damages for breach of the officers' or directors' fiduciary duty as officers or directors to Registrant's stockholders and Registrant. This provision in the sixth amended and restated certificate of incorporation does not eliminate the officers' or directors' fiduciary duty, and, in appropriate circumstances, equitable remedies like injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each officer or director will continue to be subject to liability for breach of the officer's or director's duty of loyalty to Registrant or Registrant's stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the officer or director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect an officer's or director's responsibilities under any other law, like the federal securities laws or state or federal environmental laws. Registrant has entered into indemnification agreements with Registrant's officers and directors. The indemnification agreements provide Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 3.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 4.  Exhibits
         --------

Exhibit Number        Exhibit
--------------        -------
     4                Instrument Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 000-27287 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

     5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1              Consent of Ernst & Young LLP, Independent Auditors.

    23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 5.  Undertakings
         ------------

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Zero Gravity Technologies Corporation 2000 Stock Incentive Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 12th day of September, 2001.

                               INTERTRUST TECHNOLOGIES CORPORATION

                               By:   /s/ Victor Shear
                                    --------------------------------------------
                               Victor Shear
                               Chairman of the Board and Chief Executive Officer



                                POWER OF ATTORNEY
                                -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of InterTrust Technologies Corporation, a Delaware corporation, do hereby constitute and appoint Victor Shear and Gregory S. Wood, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                   Title                              Date
---------                                                   -----                              ----

/s/ Victor Shear                           Chairman of the Board and Chief Executive Officer   September 12, 2001
------------------------------------------ (Principal Executive Officer)
Victor Shear

/s/ Gregory S. Wood                        Chief Financial Officer (Principal Financial and    September 12, 2001
------------------------------------------ Accounting Officer)
Gregory S. Wood

/s/ David C. Chance                        Executive Vice Chairman of the Board                September 12, 2001
------------------------------------------
David C. Chance

Signature                                                   Title                              Date
---------                                                   -----                              ----
/s/ Edmund J. Fish                         Director and President, MetaTrust Utility           September 12, 2001
------------------------------------------
Edmund J. Fish

/s/ David Lockwood                         Director                                            September 12, 2001
------------------------------------------
David Lockwood

/s/ Bruce Fredrickson                      Director                                            September 12, 2001
------------------------------------------
Bruce Fredrickson

/s/ Satish K. Gupta                        Director                                            September 12, 2001
------------------------------------------
Satish K. Gupta

/s/ Patrick S. Jones                       Director                                            September 12, 2001
------------------------------------------
Patrick S. Jones

/s/ Timo Ruikka                            Director                                            September 12, 2001
------------------------------------------
Timo Ruikka

                                  EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------

     4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27287 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

     5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1              Consent of Ernst & Young LLP, Independent Auditors.

    23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.